UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 07, 2022

MYOMO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St. 4th Floor
Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 996-9058

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 7, 2022, Myomo, Inc. (the "Company") could not convene its special meeting of stockholders (the "Special Meeting") because there were not sufficient votes to establish a quorum. Shareholders of record were asked to vote on two proposals set forth in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 28, 2022 (the "Proxy"). The first proposal was to seek approval, in accordance with NYSE American Rule 713, of the issuance of the Company's common stock to Keystone Capital Partners, LLC ("Keystone") in excess of the Exchange Cap of the Common Stock Purchase Agreement dated August 2, 2022 by and between the Company and Keystone. The second proposal was to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies. Although a majority of the proxies received by the Company so far have been in favor of both proposals in the Proxy, the Company does not believe enough shareholders of record will vote on the proposals to establish a quorum. Therefore the Company has decided to withdraw the proposals. The Company intends to pursue other means at its disposal in order to raise additional capital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date:	December 7, 2022	By:	/s/ David A. Henry
David A. Henry Chief Financial Officer